SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934


         Date of Report                                          March 27, 1997
(Date of earliest event reported)                               (March 27, 1997)




                                Storage USA, Inc.
             (Exact name of registrant as specified in its charter)


        Tennessee                   001-12190                    62-1251239
State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)



                         10440 Little Patuxent Parkway,
                                   Suite 1100,
                            Columbia, Maryland 21044
                            (Address and zip code of
                          principal executive offices)




       Registrant's telephone number, including area code: (410) 730-9500







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Item 5.  Other Events

         Registrant has sold 851,000 shares (the "Sale") of its Common Stock to Security Capital Holdings S.A., a wholly-owned subsidiary of Security Capital U.S. Realty ("US Realty"). The shares were sold at $37.625 per share in a direct placement pursuant to the Registrant's Strategic Alliance Agreement with US Realty, dated March 19, 1996, pursuant to Registrant's Prospectus Supplement dated as of March 27, 1997, to a Prospectus dated February 26, 1997, included as part the Registration Statement on Form S-3 (No. 333-21991) filed with the Commission on February 19, 1997. The total proceeds of $32 million will be used to repay borrowings incurred under the revolving lines of credit of SUSA Partnership L.P., the Registrant's operating partnership, to finance acquisitions of self-storage facilities and for general corporate purposes. As a result of the Sale, US Realty now owns 10,068,754 shares,
totaling 37%,   of  the  Registrant's outstanding Common Stock.



Item 7.  Financial Statements, ProForma Financial Information and Exhibits

         (c) Exhibits.

         The following exhibits are filed herewith:

         Exhibit            Description
         -------            -----------
         8              Opinion of Hunton & Williams, dated March 27, 1997



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               STORAGE USA, INC.
                                     (Registrant)


Date:  March 27, 1997          By: /s/ Christopher P. Marr
                                   -----------------------
                                      Christopher P. Marr
                                      Vice President - Financial Reporting and
                                        Controller



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                                  EXHIBIT INDEX


Exhibit             Description                                         Page

8                 Opinion of Hunton & Williams, dated March 27, 1997




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